UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200, Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Jammin Java Corp. (“Jammin Java” or the “Company”) has recently become aware of various unauthorized and unaffiliated internet stock promoters who are promoting short-term investments in the Company’s common stock in their “stock reports” and on their websites.  Such websites often suggest significant short-term profits can be made by purchasing the Company’s common stock. Pursuant to language on such websites, the promoters have been paid by third parties of the Company with whom the Company has no knowledge or affiliation.  The Company takes no responsibility for any information such as described above, which is put out by non-affiliated third parties or for any information which is paid for by third parties and further takes no responsibility to update or correct such information.

The Company further cautions the public about unauthorized stock promotion campaigns touting short term investments in the Company’s common stock which are paid for by third parties without the involvement, knowledge, consent, or participation of the Company.

Specifically, the Company encourages the public to thoroughly research any investment prior to making a financial commitment and/or seek the advice of a licensed broker/dealer prior to investing in its stock or any other company’s stock. The Company recommends that investors never rely upon unsolicited email or phone calls, third party “stock reports” or websites recommending extreme profits in only a short period of time which are paid for by third parties in connection with any investment decision.

Furthermore, the Company recommends that the public only read, review and rely on press releases and other marketing efforts which are put out by and specifically endorsed by the Company.   The Company recommends that no investor purchase the Company’s common stock with the view to sell the Company’s stock in the short-term or in an effort to make a short-term profit, but instead investors purchase the Company’s securities with a view towards long-term investment based on a review of the Company’s periodic (Form 10-Q and 10-K), current report (Form 8-K) and other information as filed with the Securities and Exchange Commission (the “Commission”), including its description of business operations, financial statements, and results of operations as disclosed therein.   Finally, the Company strongly suggests that the public read and review its “risk factors” as filed from time to time in its periodic (Form 10-Q and Form 10-K) filings with the Commission before making any investment in the Company.

For clarification, the Company would like to advise that neither the Company, nor any officer, director, employee or agent of the Company, has authorized, paid for, or approved any “stock report” or similar advertisement or promotion of the Company’s common stock and expressly repudiates the promotions described above in their entirety. The Company itself is not currently offering or selling any common stock publicly.

Any information regarding the Company which is authorized and approved for public distribution will be issued by the Company itself as a press release or public filing with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

/s/ Anh Tran
Anh Tran
President, Secretary, Treasurer and Director
Date:	May 6, 2011